UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2009
First Trinity Financial Corporation
(Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1001436

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (918) 249-2438
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 16, 2009, First Trinity Financial Corporation’s (“FTFC”) wholly-owned life insurance subsidiary, First Life America Corporation (“FLAC”), entered into an Administrative Services Agreement with Investors Heritage Life Insurance Company (“IHLIC”) pursuant to which IHLIC will provide administrative services for FLAC in connection with certain life insurance products. The agreement is referred to as the “FLAC Administrative Services Agreement.”
FTFC’s other wholly-owned life insurance subsidiary, Trinity Life Insurance Company (“TLIC”), and IHLIC have entered into a First Amendment to Administrative Services Agreement to amend the Administrative Services Agreement between them dated January 11, 2007. This agreement is referred to as the TLIC Administrative Services Agreement. The amendment to the TLIC Administrative Services Agreement provides that the TLIC Administrative Services Agreement will terminate when the merger of FLAC and TLIC is consummated as described in Item 8 below provided that the FLAC Administrative Services Agreement is in place.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
FTFC amended its Certificate of Incorporation effective June 12, 2009, to increase the number of shares of common stock, $0.01 par value per share, from 8 million shares to 20 million shares. The amendment was approved by a vote of the shareholders at the FTFC annual meeting on May 20, 2009.
Item 8.01 Other Events
On June 10, 2009, FTFC’s life insurance subsidiary, FLAC, filed a form R with the Insurance Commissioner of the State of Oklahoma to request the redomestication of FLAC from the State of Kansas to the State of Oklahoma. Redomestication in Oklahoma requires the approval of the Oklahoma Insurance Commissioner after a public hearing on the application. Upon approval of the redomestication application, FTFC will merge, subject to the approval of the Oklahoma Insurance Commissioner, its Oklahoma domesticated life insurance subsidiary, TLIC, into FLAC with FLAC as the surviving corporation. FLAC will change its name to “Trinity Life Insurance Company” as part of the merger. The marketing strategy of the combined companies will not differ significantly from the present marketing strategies of TLIC and FLAC.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Amendment to Articles of Incorporation.

10.1	Administrative Services Agreement between First Life America Corporation and Investors Heritage Life Insurance Company dated June 16, 2009.

10.2	First Amendment to Administrative Services Agreement between Trinity Life Insurance Company and Investors Heritage Life Insurance Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Trinity Financial Corporation
Date: June 17, 2009	By:	/s/ Gregg Zahn
		Name:	Gregg Zahn
		Title:	President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Amendment to Articles of Incorporation.

10.1	Administrative Services Agreement between First Life America Corporation and Investors Heritage Life Insurance Company dated June 16, 2009.

10.2	First Amendment to Administrative Services Agreement between Trinity Life Insurance Company and Investors Heritage Life Insurance Company.